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Exhibit 10.004

SECOND AMENDMENT

        This SECOND AMENDMENT (this "Amendment") is made as of July 1, 2003 by and between BNP PARIBAS LEASING CORPORATION, a Delaware corporation (as successor in interest to BNP Leasing Corporation) ("BNPLC"), and CHIRON CORPORATION, a Delaware corporation ("Chiron").

Recitals

        A.    BNPLC and Chiron executed, among other things, a Lease Agreement (as amended, the "Lease") a Purchase Agreement (as amended, the "Purchase Agreement") dated as June 28, 1996 (but effective as of July 1, 1996), and a Ground Lease (as amended, the "Ground Lease") dated as June 28, 1996 (but effective as of July 1, 1996), covering the Property located in Emeryville, Alameda County, California.

        B.    Chiron has previously completed construction of the initial Construction Project described in Exhibit C of the Lease pursuant to the terms of the Lease, and all Construction Advances have been previously made.

        C.    Anticipating Chiron's request for this amendment, BNP Paribas, San Francisco Branch, has on behalf of BNPLC requested the prior written approval of this Amendment by the Participants. ("Participants" and other capitalized terms defined in the Lease and used but not otherwise defined in this Amendment are intended to have the meanings assigned to them in the Lease.) All Participants have given such approval, as evidenced by their execution of the consents below.

        NOW, THEREFORE, in consideration of the mutual covenants provided herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BNPLC and Chiron agree as follows:

2.
Modifications to Ground Lease.    The Ground Lease is hereby modified and amended as follows:

a.
The expiration date of the Ground Lease Term (as defined in the Ground Lease) is extended from December 31, 2030 to December 31, 2037.

b.
The definition of Rent Commencement Date in Section 1(n) is amended and restated as follows:

(n)
Rent Commencement Date.    "Rent Commencement Date" means the earlier of (1) the first Business Day of the first calendar month which is more than thirty days after the Designated Sale Date and which is after the date upon which Chiron and all subtenants or assignees of Chiron under the Lease have relinquished possession of the Land and any part of the Improvements, or (2) the first Business Day in July, 2009.

3.
Modifications to List of Defined Terms.    The List of Defined Terms attached to the Ground Lease, the Purchase Agreement and the Lease is hereby modified and amended as follows:

a.
The definition of Designated Sale Date is amended and restated as follows:

    "Designated Sale Date" means the earlier of:

    (1)
    any Business Day designated as such in a notice given by BNPLC to Chiron after:

    (A)
    an Event of Default or a breach by Chiron of any of the Purchase Documents (and the expiration of any applicable cure or notice periods which may be expressly provided in the Purchase Documents), including any breach by Chiron of Paragraph 4 of the Purchase Agreement, which concerns Chiron's obligation to deposit Restricted Funds if certain conditions specified in that Paragraph are not satisfied; or

      (B)
      any failure of Chiron for any reason whatsoever (other than because of a refusal by BNPLC to fund requested Construction Advances in breach of the Lease or when, but for the condition specified in subparagraph of the Lease, such refusal would constitute a breach of the Lease), on the date which is 120 days before any Demand Deadline under the Guaranty, to have (1) caused the initial Construction Project and any subsequent Construction Projects which are commenced prior to such date to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) satisfied the conditions required to obtain with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts;

    (2)
    any Business Day designated as such in an irrevocable, unconditional notice given by Chiron to BNPLC; provided, the Business Day so designated by Chiron must be no earlier than thirty days after the date of such notice, unless the notice is given as contemplated in subparagraph of the Lease when an Event of Default has occurred and is continuing, in which case the Business Date so designated must be consistent with the requirements for an effective cure as specified in subparagraph of the Lease; or

    (3)
    the first Business Day of July 2009.

    If BNPLC sends a notice to Chiron pursuant to the preceding clause (1) properly designating a Designated Sale Date, and Chiron sends a notice to BNP pursuant to the preceding clause (2) properly designating a different Designated Sale Date, the earlier of the two dates so designated shall be the "Designated Sale Date" hereunder regardless of which notice was first sent.

  b.
  The definition of Demand Deadline is amended and restated as follows:

    "Demand Deadline" means any date specified in the Guaranty as the date after which no new demand for payment may be made upon the Guarantor pursuant to the Guaranty. As of the Effective Date, the Demand Deadline is December 31, 2007.

  c.
  After the date of this Amendment, no further Funding Advances shall be required or permitted. As of the date of this Amendment, Funding Advances in the amount of $173,330,000 have been made. The definition of Funding Advances is amended and restated as follows:

    "Funding Advances" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total but in no event exceed $173,330,000) made by BNPLC's Parent or any Participant to or on behalf of BNPLC to allow BNPLC to provide the Construction Allowance under the Lease.

  d.
  The definition of Guaranty is amended and restated as follows:

    "Guaranty" means the Guaranty dated June 30, 2003 given by Guarantor to BNPLC, guarantying the obligations of Chiron under the Lease, the Purchase Agreement and the Ground Lease until December 31, 2007, as such Guaranty may be extended, supplemented, amended, restated or otherwise modified from time to time with the consent of BNPLC.

  e.
  The definition of Guarantor is amended and restated as follows:

    "Guarantor" means Novartis, AG, the largest shareholder of Chiron and the successor of Ciba-Geigy, Ltd. through merger, and any successor of Novartis, AG through merger.

  f.
  The definition of LIBOR Period election is amended and restated as follows:

    "LIBOR Period Election" for any Base Rent Period means a period of one month, three months, or six months, as designated by Chiron at least ten Business Days prior to the commencement of such Base Rent Period by a notice given to BNPLC in the form of Exhibit attached to the Lease. (For purposes of the Lease a LIBOR Period Election for any Base Rent Period shall also be considered the LIBOR Period Election in effect on (1) the Base Rent Commencement Date or Base Rent Date upon which such Base Rent Period begins and (2) subsequent Base Rent Dates, if any, which occur before the date upon which such Base Rent Period ends.) Any Libor Period Election so designated by Chiron shall remain in effect for the entire Base Rent Period specified in Chiron's notice to BNPLC (provided such Base Rent Period commences at least ten Business Days after BNPLC's receipt of the notice) and for all subsequent Base Rent Periods until a new designation becomes effective in accordance with the provisions set forth in this definition. Notwithstanding the foregoing, however: (1) Chiron shall not be entitled to designate a LIBOR Period Election that would cause a Base Rent Period to extend beyond the end of the scheduled Term; (2) changes in the LIBOR Period Election shall become effective only upon the commencement of a new Base Rent Period; (3) for any Base Rent Period which will end on or after the first Business Day in October, 1999, the only LIBOR Period Election permitted shall be one month if for any reason whatsoever Chiron shall not, before such period begins, have deposited all Restricted Funds required by Paragraph 4 of the Purchase Agreement or otherwise entered into agreements with BNPLC which will excuse Chiron's obligation to deposit Restricted Funds as contemplated by that Paragraph; and (4) if Chiron fails to make a LIBOR Period Election consistent with the foregoing requirements for any Base Rent Period, or if an Event of Default shall have occurred and be continuing on the third Business Day preceding the commencement of any Base Rent Period, the LIBOR Period Election for such Base Rent Period shall be deemed to be one month.

  g.
  The Maximum Construction Allowance has been fully and completely advanced, and no further Construction Advances shall be required or permitted. The definition of Maximum Construction Allowance is amended and restated as follows:

    "Maximum Construction Allowance" means an amount equal to $173,330,000, less the Initial Funding Advance.

  h.
  The definition of Qualified Right to Stock Sale Proceeds is amended and restated as follows:

    "Qualified Right to Stock Sale Proceeds" means an unencumbered assignable contractual right of Chiron, established by agreements in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion, to receive from Guarantor no less than $184,000,000 in cash proceeds from the issuance or sale of Chiron's stock to Guarantor. It is understood that although agreements may exist between Chiron and Guarantor as of the Effective Date which would obligate Guarantor to purchase Chiron's stock for more than $184,000,000, such agreements have not been reviewed or approved by BNPLC or Participants, and therefore prior to any such approval after the Effective Date, such existing agreements cannot establish rights which would qualify under this definition.

  i.
  The definition of Residual Risk Percentage is amended and restated as follows:

    "Residual Risk Percentage" means 10%.

  j.
  The definition of Spread is amended and restated as follows:

    "Spread" means (1) on any date before construction of the initial Construction Project is complete, 0.25% (twenty-five basis points), (2) on any date after construction of the initial Construction Project is complete but prior to July 1, 2003, 0.20% (twenty basis points), and (3) commencing on July 1, 2003 and thereafter, 0.40% (forty basis points).

    For purposes of this definition, the initial Construction Project shall not be deemed complete until Chiron shall have (1) caused the initial Construction Project to have been completed in a good and workmanlike manner, substantially in accordance with Applicable Laws, and otherwise in compliance with the provisions of (x) the Lease, (y) the Permitted Encumbrances and (z) the Development Contracts, and (2) obtained with respect to then existing Improvements any final certificates of occupancy required for the use and occupancy thereof, a certificate of compliance from the City of Emeryville and a certificate of completion from the Redevelopment Agency as contemplated by the Development Contracts.

  k.
  The Stipulated Loss Value is agreed to be $173,330,000.

4.
Modifications to Lease.    The Lease is hereby modified and amended as follows:

a.
The reference to "$195,000,000" on the first page is amended and restated to refer to "$173,330,000".

b.
The first sentence of Paragraph 1 is amended and restated as follows:

    The term of this Lease (the "Term") shall commence on and include the Effective Date, and end on July 1, 2009, unless sooner terminated as expressly herein provided.

  c.
  The Term may be extended at the option of Chiron for two successive periods of five years each; provided, however, that prior to any such extension the following conditions must have been satisfied: (A) at least 180 days prior to the commencement of any such extension, BNPLC and Chiron must have agreed in writing upon, and received the consent and approval of BNPLC's Parent and all other Participants to (1) a corresponding extension not only to the date for the expiration of the Term specified above, but also to the date specified in clause (3) of the definition of Designated Sale Date, the Demand Deadline (and a corresponding extension of the Guaranty), and (2) an adjustment to the Rent that Chiron will be required to pay for the extension, it being expected that the Rent for the extension may be different than the Rent required for the original Term, and it being understood that the Rent for any extension must in all events be satisfactory to BNPLC (and all Participants) and Chiron, in their sole and absolute discretion; (B) no Event of Default shall have occurred and be continuing at the time of Chiron's exercise of its option to extend; (C) immediately prior to any such extension, the Lease, the Purchase Agreement, the Ground Lease and the Guaranty must remain in effect. With respect to the condition that BNPLC (and all Participants) and Chiron must have agreed upon the Rent required for any extension of the Term, neither Chiron nor BNPLC (nor any Participant) is willing to submit itself to a risk of liability or loss of rights hereunder for being judged unreasonable. Accordingly, each of Chiron and BNPLC (and each Participant) hereby disclaim any obligation express or implied to be reasonable in negotiating the Rent for any such extension. Subject to the changes to the Rent payable during any extension of the Term as provided in this Paragraph, if Chiron exercises its option to extend the Term as provided in this Paragraph, the Lease shall continue in full force and effect, and the leasehold estate granted thereunder to Chiron shall continue without interruption and without any loss of priority over other interests in or claims against the Property that may be created or arise after the date hereof and before the extension.

  d.
  Paragraph 4.(f) is amended and restated as follows:

    (f)    Administrative Fees.    Upon execution and delivery of this Lease by BNPLC, and again on each anniversary of the date hereof prior to the Designated Sale Date, Chiron shall pay BNPLC an administrative fee (an "Administrative Fee") as provided in the letter agreement dated May 15, 2003 between BNPLC and Chiron. Each payment of an Administrative Fee shall represent Additional Rent for the first Construction Period or Base Rent Period during which it first becomes due.

  e.
  Paragraph 10(a) is amended and restated as follows:

    (a)    Liability Insurance.    Throughout the Term Chiron shall maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property, in standard form and with an insurance company or companies reasonably acceptable to BNPLC (and so long as the Guaranty specifies a Demand Deadline, then after the Demand Deadline BNPLC may reasonably require that such insurance be provided through insurance or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A- or better and a reported financial information rating of VI or better), such insurance to afford immediate protection, to the limit of not less than $50,000,000 combined single limit for bodily and personal injury, death and property damage in respect of any one accident or occurrence, with not more than $20,000,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease, but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds BNPLC and all Participants of which Chiron has been notified (including all of the Participants listed in Schedule). Chiron shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by BNPLC and shall at all times deliver and maintain with BNPLC written confirmation (in form reasonably satisfactory to BNPLC) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least thirty days notice to BNPLC. Not less than thirty days prior to the expiration date of each policy of insurance required of Chiron pursuant to this subparagraph, Chiron shall deliver to BNPLC a certificate evidencing a paid renewal policy or policies.

  f.
  Paragraph 10(b) is amended and restated as follows:

    (b)    Property Insurance.    Throughout the Term Chiron will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Property insured under an "all-risk" property insurance policy (not excluding from coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Property is in a flood zone, flood) in the amount no less than 100% of the replacement value (exclusive of land, foundation, footings, excavations and grading) with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Subject to the reasonable approval of BNPLC, Chiron will be responsible for determining the amount of property insurance to be maintained from time to time, but Chiron must maintain such coverage on an agreed value basis to eliminate the effects of coinsurance. Such insurance must be issued by an insurance company or companies reasonably acceptable to BNPLC, and so long as the Guaranty specifies a Demand Deadline, then after the Demand Deadline BNPLC may reasonably require that the insurance or reinsurance companies providing such insurance be rated by the A.M. Best Company of Oldwick, New Jersey as having (1) a policyholder's rating of A- or better, (2) a reported financial information rating of no less than VI, and (3) in the case of each such company, a reported financial information rating which indicates an adjusted policyholders' surplus equal to or greater than the underwriting exposure that such company has under the insurance or reinsurance it is providing for the Property. Any deductible applicable to such insurance shall not exceed $20,000,000. Such insurance shall cover not only the value of Chiron's interest in the Improvements, but also the interest of BNPLC, and such insurance shall include provisions that BNPLC must be notified at least thirty days prior to any cancellation or reduction of insurance coverage. The policies under which Chiron maintains such insurance may be "blanket" policies covering not only the Property but other properties occupied or owned by Chiron; however, all policies must provide that proceeds paid thereunder with respect to the Property will be payable to BNPLC and Chiron as their interests may appear, it being understood between BNPLC and Chiron that such proceeds shall be paid to BNPLC as Escrowed Proceeds and will be applied in accordance with Paragraph 11 of this Lease. In the event any of the Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may, but shall not be obligated to, make proof of loss if not made promptly by Chiron after notice from BNPLC, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 11, and (iii) BNPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that so long as no Event of Default shall have occurred and be continuing, BNPLC must obtain Chiron's consent to any such settlement, which consent will not be unreasonably withheld). If any casualty shall result in damage to or loss or destruction of the Property, Chiron shall give immediate notice thereof to BNPLC and Paragraph 11 shall apply.

  g.
  Paragraph 13(a)(iv) is amended and restated as follows:

    (iv)    no more than 33% of the space in any completed Improvements shall be subleased without BNPLC's prior consent to any Person that is neither (A) an Affiliate of Chiron nor (B) the operator of a business in the subleased space that is related to the operation of Chiron's own business.

  h.
  The notice address of each of the parties referenced in Paragraph 24(a)(iii) shall be as follows:

    Address of BNPLC:

    BNP Paribas Leasing Corporation
    12201 Merit Drive, Suite 860
    Dallas, Texas 75251
    Attention: Lloyd G. Cox
    Telecopy: (972) 788-9140

    With a copy to:

    BNP Paribas
    One Front Street, 23rd Floor
    San Francisco, California 94111
    Attention: Katherine Wolfe
    Telecopy: (415) 296-8954

    And with a copy to:

    Clint Shouse
    Thompson & Knight, LLP
    1700 Pacific Avenue
    Suite 3300
    Dallas, Texas 75201
    Telecopy: (214) 969-1751

    Address of Chiron:

    Chiron Corporation
    Attn: Corporate Secretary
    4560 Horton Street
    Emeryville, CA 94608-2916
    Telecopy: (510) 654-5360

    With a copy to:

    Chiron Corporation
    Attn: Treasurer
    4560 Horton Street
    Emeryville, CA 94608-2916
    Telecopy: (510) 601-3343

    And with a copy to:

    Paul, Hastings, Janofsky & Walker LLP
    12390 El Camino Real
    San Diego, CA 92130
    Attention: Scott Biel
    Telecopy: (858) 720-2555

5.
Modifications to Purchase Agreement.    The Purchase Agreement is hereby modified and amended as follows:

a.
The reference to "$195,000,000" on the first page is amended and restated to refer to "$173,330,000".

b.
Paragraph 4 of the Purchase Agreement, prior to subparagraph 4(c) thereof, is amended and restated as follows:

4.
Security for Chiron's Obligations.    Chiron shall be excused from the requirements set forth below in the various subparagraphs of this Paragraph 4, if (but only if) on or prior to the first Business Day in September, 2007: (1) Chiron shall have purchased or caused an Applicable Purchaser to have purchased BNPLC's interest in the Property pursuant to subparagraph, and Chiron shall have paid to BNPLC all amounts required in connection with the purchase; or (2) Chiron shall have delivered to BNPLC a new amended and restated guarantee by Guarantor (or by any surviving corporation that may result from a merger of Guarantor with another Person) of the payment obligations of Chiron under the Ground Lease, the Lease and this Agreement in the form attached hereto as Exhibit J, expiring no earlier than September 30, 2009; or (3) Chiron shall have obtained from BNPLC and all Participants a waiver in writing of the requirements of this Paragraph 4 (it being understood that, if asked for such a waiver, BNPLC or any of the Participants may in its sole and absolute discretion decline to provide the waiver, as more particularly provided in subparagraph 4.(b) below). Unless Chiron is so excused, Chiron shall comply with the following:

      (a)
      Provisions for Financial Covenants or Security.    Chiron must do one (but only one) of the following:

      i.
      after satisfying the conditions set forth in subparagraph 4.(b), and no later than the first Business Day of September, 2007, Chiron must execute and deliver an amendment of this Agreement (the "Financial Covenant Amendment"), committing Chiron to comply with financial covenants and pricing set forth therein; or

      ii.
      after satisfying the conditions set forth in subparagraph 4.(c), and no later than the first Business Day of September, 2007, Chiron must execute and deliver Pledge Documents (as defined below) and thereby grant to BNPLC before a first priority perfected security interest in Qualified Securities or in a Qualified Right to Stock Sale Proceeds; or

      iii.
      no later than the first Business Day of September, 2007, Chiron must deliver immediately available funds to BNPLC in an amount equal to Stipulated Loss Value ("Restricted Funds"), which BNPLC shall be entitled to hold as security and apply as hereinafter provided.

      (b)
      Conditions to Chiron's Use of a Financial Covenant Amendment.    Before Chiron may choose to satisfy the requirements of the preceding subparagraph 4(a)(i) by delivering a Financial Covenant Amendment (in lieu of Pledge Documents or the delivery of Restricted Funds to BNPLC), the following condition must be satisfied:

        No later than ten Business Days prior to the first Business Day of September, 2007 Chiron must have received the prior approval of BNPLC and each of the Participants of the form and substance of the Financial Covenant Amendment, including the financial covenants and pricing provided therein that will be incorporated into this Agreement and the Lease. The financial covenants and pricing contained in the Financial Covenant Amendment shall be consistent with financial covenants and pricing consistent with then market conditions for similar quality credits (compared to Chiron) and remaining tenor to the Lease, Ground Lease and Purchase Agreement. Neither BNPLC nor Participants shall, however, be required to approve of any such amendment or of any financial covenants or pricing therein proposed by Chiron before the same are in form and substance satisfactory to each of BNPLC and the Participants in its sole and absolute discretion. To facilitate Chiron's satisfaction of this condition, BNPLC will cause its counsel to prepare and submit drafts of a Financial Covenant Amendment, if Chiron requests such drafts from BNPLC in a notice given to BNPLC and the Participants no later than June 1, 2007, and if Chiron unconditionally confirms in such notice that Chiron will pay the Attorney's Fees and any other reasonable costs incurred by BNPLC or the Participants in connection with the preparation or approval of the drafts or otherwise incurred in responding to the request.

      c.
      In addition to the foregoing, all other requirements of Paragraph 4 are fully and completely reinstated (notwithstanding the terms of Section 1 of the First Amendment to Purchase Agreement dated September 1, 1999), and all other references in Paragraph 4 to "September, 1999" are amended and restated to refer to "September, 2007". The reference in Subparagraph 4.(c) to "June 1, 1999" is amended and restated to refer to "June 1, 2007".

      d.
      The notice address of each of the parties referenced in Paragraph 10.(a)(iii) is modified to the same addresses given in the Lease (as modified above).

      e.
      Exhibit J is amended and restated with Exhibit J attached hereto.

6.
Legal Description.    The legal description of the Land attached to the Lease, Ground Lease, and Purchase Agreement is amended and restated with the legal description attached as Exhibit A hereto.

7.
Fees.    Concurrently herewith, Chiron shall pay to BNPLC the following fees, each of which are deemed fully earned by BNPLC and non-refundable to Chiron:

a.
an upfront fee as provided in the letter agreement dated May 15, 2003 between BNPLC and;

b.
a best efforts arranger fee as provided in the letter agreement dated May 15, 2003 between BNPLC.

8.
Representations and Covenants by BNPLC Concerning Accounting Matters.

a.
BNPLC represents that to the knowledge of BNPLC the facts disclosed in the financial statements and other documents listed in Exhibit B were (as of their respective dates) true, correct and complete in all material respects. Copies of those financial statements and documents were provided by or behalf of BNPLC to Chiron prior to the date hereof to permit Chiron to determine the appropriate accounting for Chiron's relationship with BNPLC under FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46").

b.
BNPLC also represents that to the knowledge of BNPLC the fair value of the Property and of other properties, if any, leased to Chiron by BNPPLC (collectively, whether one or more, the "Properties Leased to Chiron") are, as of the date hereof, less than half of the total of the fair values of all assets of BNPLC, excluding any assets of BNPLC which are held within a silo. Further, BNPLC represents that none of the Properties Leased to Chiron are, as of the date hereof, held within a silo. Consistent with the directions of Chiron (based upon the current interpretation of FIN 46 by Chiron and its auditors), and for purposes of this representation only:

!
"held within a silo" means, with respect to any asset or group of assets leased by BNPLC to a single lessee or group of affiliated lessees, that BNPLC has obtained funds equal to or in excess of 95% of the fair value of the leased asset or group of assets to acquire or maintain its investment in such asset or group of assets through non-recourse financing or other contractual arrangements (such as targeted equity or bank participations), the effect of which is to leave such asset or group of assets (or proceeds thereof) as the only significant asset or assets of BNPLC at risk for the repayment of such funds;

!
"fair value" means, with respect to any asset, the amount for which the asset could be bought or sold in a current transaction negotiated at arms length between willing parties (that is, other than in a forced or liquidation sale);

!
with respect to the Properties Leased by Chiron (regardless of how BNPLC accounts for the leases of the Properties Leased by Chiron), and with respect to other assets that are subject to leases accounted for by BNPLC as operating leases pursuant to Financial Accounting Standards Board Statement 13 ("FAS 13"), fair value is determined without regard to residual value guarantees, remarketing agreements, non-recourse financings, purchase options or other contractual arrangements, whether made by BNPLC with Chiron or with other parties, that might otherwise impact the fair value of such assets;

!
with respect to assets, other than Properties Leased by Chiron, that are subject to leases accounted for by BNPLC as leveraged leases pursuant to FAS 13, fair value is determined on a gross basis prior to the application of leveraged lease accounting, recognizing that equity investments made by BNPLC in its assets subject to leveraged lease accounting should be grossed up in applying this test (however; equity investments made by BNPLC in another legal entity should not be grossed up in applying this test);

    !
    with respect to assets, other than Properties Leased by Chiron, that are subject to leases accounted for by BNPLC as direct financing leases pursuant to FAS 13, fair value is determined as the sum of the fair values (considering current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities) of the corresponding finance lease receivables and related unguaranteed residual values.

  c.
  BNPLC covenants that, as reasonably requested by Chiron from time to time with respect to any accounting period during which the Lease is or was in effect, BNPLC will provide to Chiron confirmation of facts concerning BNPLC and its assets as reasonably necessary or appropriate to permit Chiron to determine the proper accounting for the Lease (including updates of the facts set forth in the documents provided to Chiron as described in clause a. above and of the facts set forth in clause b. above, and including updates of the information described on Exhibit B); except that BNPLC will not be required by this provision to (x) provide any information that is not in the possession or control of BNPLC or its Affiliates, (y) disclose the specific terms and conditions of its leases or other transactions with other parties, or the names of such parties, or (z) disclose any other information that is protected from disclosure by confidentiality provisions in favor of such other parties or would be protected if their agreements with BNPLC contained confidentiality provisions similar in scope and substance to the confidentiality provisions set forth herein in favor of Chiron and its Affiliates. BNPLC will represent that information provided by it pursuant to this clause is true, correct and complete in all material respects, but only to the knowledge of BNPLC as of the date it is provided, utilizing the form of the certificate attached hereto as Exhibit C (signed by an officer of BNPLC), which such certificate shall be provided by BNPLC five business days before each of Chiron's fiscal quarter ends, or periodically within five business days of reasonable written request therefor by Chiron as provided above, or such longer period of time as may be reasonably necessary under the circumstances in order for BNPLC to confirm such information.

  d.
  Although the representations required of BNPLC by this subparagraph are intended to cover facts, it is understood and agreed (consistent with subparagraph 7(f) of the Lease) that BNPLC has not made and will not make any representation or warranty as to the proper accounting by Chiron or its Affiliates of the Lease or as to other accounting conclusions.

9.
Reservation of Rights.    Chiron acknowledges and agrees that the execution and delivery by BNPLC and the Participants of this Amendment shall not be deemed to create a course of dealing or otherwise obligate BNPLC or the Participants to enter into amendments under the same, similar or any other circumstances in the future, except as otherwise provided in this Amendment and Paragraph 6 of the Participation Agreement.

10.
Successors and Assigns.    All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted under the Lease, their respective assigns.

11.
Execution in Counterparts.    To facilitate execution, this Amendment may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party or consenting party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties and the consenting parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Signing and sending a counterpart (or a signature page detached from the counterpart) by facsimile or other electronic means to another party will have the same legal effect as signing and delivering an original counterpart to the other party. A copy (including a copy produced by facsimile or other electronic means) of any signature page that has been signed by or on behalf of a party to this Amendment shall be as effective as the original signature page for the purpose of proving such party's agreement to be bound.

12.
Miscellaneous.    Words of any gender used in the Lease, the Purchase Agreement or the Ground Lease or any amendment to any of them, including this Amendment itself (collectively, the "Operative Documents") shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References in any Operative Document to Paragraphs, subparagraphs, Sections, subsections or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs, Sections, subsections or subdivisions of that Operative Document, unless specific reference is made to another document or instrument. References in any Operative Document to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached to that Operative Document, which shall be made a part thereof by such reference. All capitalized terms used in each Operative Document which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained in the Operative Documents or, in the case of any other document to which BNPLC is a party or of which BNPLC is an intended beneficiary, without the consent of BNPLC. All accounting terms used but not specifically defined in any Operative Document shall be construed in accordance with GAAP. The words "this [Agreement]", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in each Operative Document refer to that Operative Document as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph", "this subparagraph", "this Section", "this subsection" and similar phrases used in any Operative Document refer only to the Paragraph, subparagraph, Section, subsection or other subdivision described in which the phrase occurs. As used in the Operative Documents the word "or" is not exclusive. As used in the Operative Documents, the words "include", "including" and similar terms shall be construed as if followed by "without limitation to". The rule of ejusdem generis shall not be applied to limit the generality of a term in any of the Operative Documents when followed by specific examples. When used to qualify any representation or warranty made by a Person, the phrases "to the knowledge of [such Person]" or "to the best knowledge of [such Person]" are intended to mean only that such Person does not have knowledge of facts or circumstances which make the representation or warranty false or misleading in some material respect; such phrases are not intended to suggest that the Person does indeed know the representation or warranty is true.

13.
Disclosure.    BNPLC and each Participant (and each of their respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives) may disclose to any and all Persons, to the extent required by applicable laws or as determined to be reasonably necessary by BNPLC or any Participant to comply with applicable laws, upon written reasonable request therefor (and following advance written notice to Chiron of BNPLC's or such Participant's intent to make such disclosure), the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and such materials (including opinions and other tax analyses) that are provided by third parties to any of them relating to such U.S. tax treatment and U.S. tax structure, as may be required to comply with applicable laws.

[Signature pages follow.]

        IN WITNESS WHEREOF, this Second Amendment has been executed as of July 1, 2003.

CHIRON CORPORATION
+
	By:	/s/ JOEL R. JUNG
Printed Name: Joel R. Jung Title: Vice President & Treasurer

[Continuation of signature pages to Second Amendment dated to be effective as of July 1, 2003]

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ LLOYD G. COX
Printed Name: Lloyd G. Cox Title: Managing Director

[Continuation of signature pages to Second Amendment dated to be effective as of July 1, 2003]

        The undersigned Participant hereby consents to the foregoing Amendment.

BNP PARIBAS
By:	/s/ PIERRE NICHOLAS ROGERS
Printed Name: Pierre Nicholas Rogers Title: Managing Director
By:	/s/ RAFAEL C. LUMANIAN
Printed Name: Rafael C. Lumanian Title: Director

[Continuation of signature pages to Second Amendment dated to be effective as of July 1, 2003]

        The undersigned Participant hereby consents to the foregoing Amendment.

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH
By:	/s/ KARL M. STUDER
Printed Name: Karl M. Studer Title: Director
By:	/s/ BILL O'DALY
Printed Name: Bill O'Daly Title: Director

[Continuation of signature pages to Second Amendment dated to be effective as of July 1, 2003]

        The undersigned Participant hereby consents to the foregoing Amendment.

UBS AG, Cayman Islands Branch
By:	/s/ WILFRED V. SAINT
Printed Name: Wilfred V. Saint Title: Associate Director Banking Products Services, US
By:	/s/ PATRICIA O'KICKI
Printed Name: Patricia O'Kicki Title: Director

Exhibit A

Legal Description

REAL PROPERTY IN CITY OF EMERYVILLE, COUNTY OF ALAMEDA, STATE OF CALIFORNIA DESCRIBED AS FOLLOWS:

LOT ONE:

"ADJUSTED LOT 1", AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE AND LOT LINE ADJUSTMENT RECORDED FEBRUARY 1, 2002, SERIES NO. 2002051905, OFFICIAL RECORDS, BEING ALL OF "RESULTING CHIRON LOT 1" AS SAID LOT IS DESCRIBED IN THE LOT LINE ADJUSTMENT RECORDED NOVEMBER 13, 2001, SERIES NO. 2001441478, OFFICIAL RECORDS, AND A PORTION OF LOT 2 AS SHOWN ON THE PARCEL MAP ENTITLED, "PARCEL MAP NO. 7032, CHIRON LIFE SCIENCES CENTER PHASE I", FILED SEPTEMBER 18, 1996 IN MAP BOOK 225, PAGES 35 THROUGH 37, ALAMEDA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL OF SAID "RESULTING CHIRON LOT 1" (2001441478);

AND A PORTION OF SAID LOT 2 (225 PM 35) MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERN CORNER OF SAID LOT 2 (225 PM 35), THENCE ALONG THE BOUNDARY OF SAID LOT 2 THE FOLLOWING FOUR COURSES:

I.
NORTH 72°28'00" EAST 98.80 FEET;
II.
NORTH 17°32'00" WEST 55.00 FEET;
III.
NORTH 72°28'00" EAST 179.25 FEET;
IV.
SOUTH 27°46'45" EAST 177.83 FEET;

THENCE LEAVING THE BOUNDARY OF SAID LOT 2, SOUTH 72°28'00" WEST 106.08 FEET; THENCE NORTH 17°32'00" WEST 22.00 FEET; THENCE SOUTH 72°28'00" WEST 203.60 FEET TO A POINT ON THE BOUNDARY OF SAID LOT 2; THENCE ALONG THE BOUNDARY OF SAID LOT 2, NORTH 17°32'00" WEST 97.99 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-070-02

LOT TWO:

"ADJUSTED LOT 2", AS DESCRIBED IN THE CERTIFICATE OF COMPLIANCE AND LOT LINE ADJUSTMENT RECORDED FEBRUARY 1, 2002, SERIES NO. 2002051905, OFFICIAL RECORDS, BEING A PORTION OF LOT 2 AS SHOWN ON THE PARCEL MAP ENTITLED, "PARCEL MAP NO. 7032, CHIRON LIFE SCIENCES CENTER PHASE I", FILED SEPTEMBER 18, 1996 IN MAP BOOK 225, PAGES 35 THROUGH 37, ALAMEDA COUNTY RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL OF SAID LOT 2 (225 PM 35) EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:

BEGINNING AT THE MOST WESTERN CORNER OF SAID LOT 2 (225 PM 35), THENCE ALONG THE BOUNDARY OF SAID LOT 2 THE FOLLOWING FOUR COURSES:

I.
NORTH 72°28'00" EAST 98.80 FEET;
1
NORTH 17°32'00" WEST 55.00 FEET;
2
NORTH 72°28'00" EAST 179.25 FEET;
3
SOUTH 27°46'45" EAST 177.83 FEET;

THENCE LEAVING THE BOUNDARY OF SAID LOT 2, SOUTH 72°28'00" WEST 106.08 FEET; THENCE NORTH 17°32'00" WEST 22.00 FEET; THENCE SOUTH 72°28'00" WEST 203.60 FEET TO A POINT ON THE BOUNDARY OF SAID LOT 2; THENCE ALONG THE BOUNDARY OF SAID LOT 2, NORTH 17°32'00" WEST 97.99 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 049-1041-071-02

Exhibit B

A.
Unaudited balance sheet of BNPPLC dated April 30, 2003.

B.
Unaudited income statement of BNPPLC dated April 30, 2003.

C.
Portfolio listing dated April 30, 2003, listing individual lease transactions by origination date, expiration date, lease balance, share held by BNPPLC or its Affiliates and share held by third party participants.

D.
RAROC model of BNPPLC's portfolio as of April 30, 2003, run under several sets of assumptions.

E.
Memorandum dated March 10, 2003 to Lloyd Cox from Clint Shouse, summarizing features of BNPPLC's in the participation structure, including the earlier memorandum attached thereto to Lloyd Cox from Clint Shouse dated February 12, 2003.

Exhibit C

Form of Certificate

Chiron Corporation
4560 Horton Street
Emeryville, California 94608-2916

Gentlemen:

        This Certificate is furnished pursuant to that certain Lease Agreement dated as of June 28, 1996 (as amended, the "Lease") and that certain Second Amendment dated as of July 1, 2003 (the "Second Amendment"), the terms defined in the Lease and Second Amendment being used herein as therein defined. The undersigned, as                        of BNP Paribas Leasing Corporation ("BNPLC"), does hereby certify that the following are true, correct and complete in all material respects, but only to the knowledge of BNPLC as of the date hereof:

1.
BNPLC represents that to the knowledge of BNPLC the facts disclosed in the financial statements and other documents listed in Exhibit attached hereto were (as of their respective dates) true, correct and complete in all material respects. Copies of those financial statements and documents were provided by or behalf of BNPLC to Chiron prior to the date hereof to permit Chiron to determine the appropriate accounting for Chiron's relationship with BNPLC under FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46").

2.
BNPLC also represents that to the knowledge of BNPLC the fair value of the Property and of other properties, if any, leased to Chiron by BNPPLC (collectively, whether one or more, the "Properties Leased to Chiron") are, as of the date hereof, less than half of the total of the fair values of all assets of BNPLC, excluding any assets of BNPLC which are held within a silo. Further, BNPLC represents that none of the Properties Leased to Chiron are, as of the date hereof, held within a silo.

        Although the representations required of BNPLC by this certificate are intended to cover facts, it is understood and agreed (consistent with subparagraph 7(f) of the Lease) that BNPLC has not made and will not make any representation or warranty as to the proper accounting by Chiron or its Affiliates of the Lease or as to other accounting conclusions.

        Executed this            day of                        , 20    .

BNP Paribas Leasing Corporation
By:

Name:

Title:

Exhibit J

Form of Replacement Guaranty of Novartis, AG

GUARANTY

        This Guaranty is made effective as of July 1, 2003 by Novartis, AG (the "Guarantor") in favor of BNP Paribas Leasing Corporation, a Delaware corporation, which is wholly owned by BNP Paribas ("BNPLC"), and in favor of BNP Paribas, Credit Suisse First Boston, UBS AG, Cayman Islands Branch and any other banks or financial institutions that become "Participants" with BNPLC (as defined in the Lease). BNPLC and such Participants are sometimes hereinafter referred to collectively as the "Banks".

        WHEREAS,

        At the request of Chiron Corporation, a Delaware corporation ("Chiron"), in which the Guarantor is a major shareholder, BNPLC has advanced funds to Chiron pursuant to the "Lease and Purchase Agreements" (as defined hereinafter), and BNPLC and the Participants have agreed to make certain modifications to the Lease and Purchase Agreements pursuant to the Second Amendment of even date herewith (the "Amendment"), and

        WHEREAS,

        it is a condition of BNPLC and the Participants to their execution of the Amendment, that the Guarantor guarantee the obligations of Chiron under the Lease and Purchase Agreements,

        NOW, THIS GUARANTY WITNESSES as follows:

  1.
  Guaranty.    The Guarantor irrevocably and unconditionally undertakes to secure to BNPLC the due and punctual payment of all money that may become due from time to time to BNPLC from Chiron under or as provided in the following documents, as amended from time to time (the "Lease and Purchase Agreements"):

  (a)
  the Ground Lease dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for the sublease by Chiron to BNPLC of land described therein (the "Land");

  (b)
  the Lease Agreement dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for the construction of improvements on the Land by Chiron with funds advanced by BNPLC (which such construction has been completed) and the use and sublease by Chiron from BNPLC of the Land and the improvements (the "Lease"); and

  (c)
  the Purchase Agreement dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for the sale by BNPLC of Land and improvements thereon to Chiron or to a third party designated by Chiron (the "Purchase Agreement").

        The Guarantor therefore undertakes to pay on first demand of BNPLC any amount payable under or as provided in the Lease and Purchase Agreements up to a maximum total amount (the "Maximum Amount") of USD $173,330,000 irrespective of the validity and the legal effects of the Lease and Purchase Agreements, waiving all rights of objection and defense arising therefrom upon receipt of the written request for payment and the statement in writing by BNPLC that Chiron has not made payment on the date(s) specified and the amount called under the Guaranty.

  2.
  BNPLC's Obligation to Distribute Payments to Participants:    Guarantor has been advised that the following agreements (the "Participation Agreements") establish the respective rights and obligations of the Banks concerning advances of funds to Chiron required by the Lease and

    Purchase Agreements and concerning the allocation among the Banks of payments required of Chiron by the Lease and Purchase Agreements:

    (a)
    the Participation Agreement between BNPLC and BNP Paribas (as successor in interest to Banque Nationale de Paris) dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for (1) the advance by BNP Paribas of a percentage ("BNP Paribas' Percentage") of the funds that Chiron may request from BNPLC under the Lease and Purchase Agreements and (2) the payment to BNP Paribas of BNP Paribas' Percentage of certain payments received by BNPLC from Chiron under the Lease and Purchase Agreements;

    (b)
    the Participation Agreement between BNPLC and Credit Suisse First Boston (as successor in interest to Credit Suisse) dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for (1) the advance by Credit Suisse First Boston, Cayman Islands Branch of a percentage ("Credit Suisse's Percentage") of the funds that Chiron may request from BNPLC under the Lease and Purchase Agreements and (2) the payment to Credit Suisse of Credit Suisse's Percentage of certain payments received by BNPLC from Chiron under the Lease and Purchase Agreements; and

    (c)
    the Participation Agreement between BNPLC and UBS AG, Cayman Islands Branch (as successor in interest to Union Bank of Switzerland) dated as of June 28, 1996 (but effective as of July 1, 1996), providing (among other things) for (1) the advance by UBS AG, Cayman Islands Branch of a percentage ("UBS AG's Percentage") of the funds that Chiron may request from BNPLC under the Lease and Purchase Agreements and (2) the payment to UBS AG, Cayman Islands Branch of UBS AG's Percentage of certain payments received by BNPLC from Chiron under the Lease and Purchase Agreements.

        Except as provided in the next paragraph, any demand for payment made by BNPLC upon Guarantor under this Guaranty will constitute a demand made not only for BNPLC itself, but also on behalf of Participants. Further, if BNPLC does make such a demand for itself and for Participants, BNPLC shall distribute a portion of any payments BNPLC receives from Guarantor to Participants in accordance with the Participation Agreements, and BNPLC shall also distribute a portion of any payments BNPLC receives from Guarantor to Participants in accordance with the Participation Agreements.

  3.
  Separate Demands by BNPLC and Participants:    If Chiron shall fail to pay an amount for which BNPLC can demand payment from Guarantor under this Guaranty, the Banks may agree among themselves to each make a separate demand directly upon Guarantor. However, to be effective for purposes of this Guaranty, any such agreement by the Banks must be in writing; must be provided to Guarantor before BNPLC makes a demand upon Guarantor for itself and for Participants; and must specify the respective amounts that BNPLC and each Participant will for itself demand of Guarantor. Also, the total of all amounts specified in any such agreement as amounts that will be demanded of Guarantor must not exceed (before any addition required by the next paragraph) Guarantor's maximum liability. If Guarantor receives an agreement among the Banks that satisfies the requirements set forth in the preceding sentences, Guarantor shall honor any separate demands made by BNPLC and Participants in accordance with such agreement by making payments directly to BNPLC and Participants, rather than by making a single payment to BNPLC.

  4.
  Gross Up:    Subject to the understanding that Guarantor's liability will not exceed (except as provided in the next sentence) the Maximum Amount, Guarantor hereby expressly undertakes and secures that payments under this Guaranty will not be less than as stipulated in the Lease and Purchase Agreements. In implementation of this undertaking and in case Swiss withholding taxes are imposed in respect of payments made under this Guaranty, the Guarantor undertakes, as a separate and independent obligation, irrespective of the Maximum Amount, to pay additional amounts equal to such withholding taxes so that the net payments received by BNPLC shall equal the amount actually owed by Chiron to BNPLC under the Lease and Purchase Agreements.

  5.
  Guarantor's Obligations Continuing:    The Guarantor's obligations under this Guaranty are and will remain in full force and effect by way of continuing security until no sum remains payable under the Lease and Purchase Agreements. Furthermore, these obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favor of BNPLC, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever. However, Guarantor shall not have to make any payment requested for the first time after December 31, 2009 by BNPLC (as provided in the last sentence of Paragraph 1) or by BNPLC or Participants (as provided in accordance with an agreement described in Paragraph 3).

  6.
  Repayments in Liquidation:    If any payment received by BNPLC or payable to BNPLC under the Lease and Purchase Agreements is, on the liquidation or insolvency of Chiron, excused, reduced or avoided under any laws relating to liquidation or insolvency, such payment or the excuse, reduction or avoidance of such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guaranty will continue to apply as if such payment had at all times remained owning by Chiron.

  7.
  Status of Guaranty:    The payment obligations of the Guarantor under this Guaranty constitute direct, unconditional and unsecured obligations of the Guarantor and rank and will rank pari passu with all other outstanding unsecured and unsubordinated indebtedness and monetary obligations of the Guarantor, present or future, including those in respect of deposits, but, in the event of insolvency, bankruptcy, reorganization or similar proceedings, only to the extent permitted by applicable laws to creditors' rights.

  8.
  Power to Execute:    The Guarantor hereby warrants, represents and covenants that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Guaranty, and that this Guaranty constitutes a legal, valid and binding obligation of the Guarantor in accordance with its terms.

  9.
  Transfer of Rights:    If and to the extent the Guarantor has made payment under the Guaranty the Guarantor is entitled to the transfer of BNPLC's rights against Chiron and the right of recovery from Chiron. However, the Guarantor shall not by virtue of this Guaranty be entitled to the transfer of any rights of BNPLC or claim in competition with BNPLC until all amounts which may be payable under the Lease and Purchase Agreements have been paid in full.

  10.
  Governing Law and Jurisdiction:    This Guaranty is governed by and shall be construed in accordance with Swiss law. Exclusive jurisdiction and venue for any legal proceeding brought to enforce this Guaranty will be in Basle, Switzerland. This present Guaranty supersedes the one issued by Novartis, AG, Basel/Switzerland on August 31, 1999 amounting to USD $172,572,542.12, which will be returned to Novartis, AG.

NOVARTIS, AG
By:

QuickLinks

  Exhibit 10.004
SECOND AMENDMENT
Exhibit A Legal Description
Exhibit B
Exhibit C Form of Certificate
Exhibit J Form of Replacement Guaranty of Novartis, AG GUARANTY